SERIES B CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

THIS SERIES B CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT (the "Agreement") is entered into as of May 3, 2005, by and between MIRAVANT MEDICAL TECHNOLOGIES, a Delaware corporation (the "Company"), with headquarters located at 336 Bollay Drive, Santa Barbara, California 93117, and the purchasers (collectively, the "Purchasers" and each a "Purchaser") set forth on Schedule 1 hereof, with regard to the following:

RECITALS

A. The Company and Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D ("Regulation D"), as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act").

B. The Purchasers desire to (a) purchase, upon the terms and conditions stated in this Agreement, shares of the Company's Series B Convertible Preferred Stock, par value $0.01 per share (the "Preferred Stock") and the Certificate of Designation for the Preferred Stock is attached hereto as Exhibit A; and (b) to purchase, upon the terms and conditions stated in this Agreement, the Stock Purchase Warrants (the "Warrants"), in the form attached hereto as Exhibit B, to acquire shares of Common Stock. The shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrants are referred to herein as "Warrant Shares". The shares of Preferred Stock issued to the Purchasers hereunder (exclusive of the Warrant Shares) are referred to herein as the "Preferred Shares." The Preferred Shares are initially convertible into one (1) share of Common Stock for each share of Preferred Stock purchased. The shares of the Company's common stock, par value $0.01 per share, issuable upon conversion of the Preferred Shares are referred to herein as the "Conversion Shares." The Preferred Shares, the Warrants, the Warrant Shares and the Conversion Shares are collectively referred to herein as the "Securities".

C. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement in the form attached hereto as Exhibit C (the "Registration Rights Agreement," and collectively with this Agreement, the Warrants and any other documents or agreements executed in connection with the transactions contemplated hereunder, the "Transaction Documents"), pursuant to which the Company has agreed to provide certain registration rights under the Securities Act, the rules and regulations promulgated thereunder and applicable state securities laws.

AGREEMENTS

NOW, THEREFORE, in consideration of their respective promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Purchasers hereby agree as follows:

ARTICLE I

PURCHASE AND SALE OF PREFERRED STOCK AND WARRANTS

1.1  Purchase of Preferred Stock and Warrants. Subject to the terms and conditions of this Agreement, the issuance, sale and purchase of the Preferred Shares and Warrants shall be consummated in a "Closing." The purchase price (the "Purchase Price") shall be ONE DOLLAR ($1.00) per Unit. Each Unit will purchase one (1) share of Preferred Stock, and a Warrant for the purchase of one (1) a share of Common Stock at an exercise price of ONE DOLLAR ($1.00), with a term of five (5) years. Each Purchaser agrees to purchase the amounts set forth on Schedule 1 hereof. On the date of the Closing, subject to the satisfaction or waiver of the conditions set forth in ARTICLES VI and VII hereof, the Company shall issue and sell to each Purchaser, and each Purchaser severally agrees to purchase from the Company, the number of shares of Preferred Stock set forth on the signature page executed by such Purchaser. Each Purchaser's obligation to purchase Preferred Shares and Warrants hereunder is distinct and separate from each other Purchaser's obligation to purchase, and no Purchaser shall be required to purchase hereunder more than the number of Preferred Shares and Warrants set forth on such Purchaser's signature page. The obligations of the Company with respect to each Purchaser shall be separate from the obligations of each other Purchaser and shall not be conditioned as to any Purchaser upon the performance of obligations of any other Purchaser.

1.2  Form of Payment. Each Purchaser shall pay the aggregate Purchase Price for the Preferred Shares and Warrants being purchased by such Purchaser by wire transfer to the account designated by the Company.

1.3  Conversion of Preferred Stock. Each share of Preferred Stock purchased is initially convertible into one (1) share of Common Stock.

1.4  Closing Fee. At the Closing, the Company will pay Northeast Securities, Inc. (the "Placement Agent") a four percent (4%) placement fee of the total funds received hereunder. The Company hereby agrees to indemnify and hold harmless the Placement Agent and its officers, directors and shareholders, individually and collectively ("Placement Agent Indemnified Person(s)") from and against any and all claims, liabilities, losses, damages, costs and reasonable expenses incurred by any Placement Agent Indemnified Person (including reasonable fees and disbursements of counsel) which are related to or arising out of: (i) any untrue statement of any material fact made by the Company; or (ii) any omission of material fact necessary to make any statement not misleading, made by the Company. The Company will not however, be responsible for any claims, liabilities, losses, damages, or expenses, which resulted directly or indirectly from the Placement Agent's negligence or willful misconduct.

1.5  Closing Date. Subject to the satisfaction (or waiver) of the conditions set forth in ARTICLES VI and VII below, the date and time of the issuance, sale and purchase of the Preferred Shares and Warrants pursuant to this Agreement shall be at 10:00 a.m. California time, on May 3, 2005.

ARTICLE II

PURCHASER'S REPRESENTATIONS AND

WARRANTIES

Each Purchaser represents and warrants as of the date hereof and as of the Closing, severally and solely with respect to itself and its purchase hereunder and not with respect to any other Purchaser or the purchase hereunder by any other Purchaser (and no Purchaser shall be deemed to make or have any liability for any representation or warranty made by any other Purchaser), to the Company as set forth in this ARTICLE II. No Purchaser makes any other representations or warranties, express or implied, to the Company in connection with the transactions contemplated hereby and any and all prior representations and warranties, if any, which may have been made by a Purchaser to the Company in connection with the transactions contemplated hereby shall be deemed to have been merged in this Agreement and any such prior representations and warranties, if any, shall not survive the execution and delivery of this Agreement.

2.1  Investment Purpose. Purchaser is purchasing the Preferred Shares and the Warrants for Purchaser's own account for investment only and not with a view toward or in connection with the public sale or distribution thereof. Purchaser will not, directly or indirectly, offer, sell, pledge or otherwise transfer its Preferred Shares or Warrants or any interest therein except pursuant to transactions that are exempt from the registration requirements of the Securities Act and/or sales registered under the Securities Act. Purchaser understands that Purchaser must bear the economic risk of this investment indefinitely, unless the Securities are registered pursuant to the Securities Act and any applicable state securities laws or an exemption from such registration is available, and that the Company has no present intention of registering any such Securities other than as contemplated by the Registration Rights Agreement.

2.2  Accredited Investor Status. Purchaser is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D.

2.3  Reliance on Exemptions. Purchaser understands that the Preferred Shares and Warrants are being offered and sold to Purchaser in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Preferred Shares and Warrants.

2.4  Information. The Company has made available all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been specifically requested by Purchaser, including without limitation the Company's Annual Report on Form 10-K for the year ended December 31, 2004 filed with the SEC (such documents collectively, the "SEC Documents"). Purchaser has been afforded the opportunity to ask questions of the Company, was permitted to meet with the Company's officers and has received what the Purchaser believes to be complete and satisfactory answers to any such inquiries. Neither such inquiries nor any other due diligence investigation conducted by Purchaser or any of its representations shall modify, amend or affect Purchaser's right to rely on the Company's representations and warranties contained in ARTICLE III. Purchaser understands that Purchaser's investment in the Securities involves a high degree of risk, including without limitation the risks and uncertainties disclosed in the SEC Documents.

2.5  Governmental Review. Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

2.6  Transfer or Resale. Purchaser understands that (i) except as provided in the Registration Rights Agreement, the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered, sold, pledged or otherwise transferred unless subsequently registered thereunder or an exemption from such registration is available (which exemption the Company expressly agrees may be established as contemplated in clauses (b) and (c) of Section 5.1 hereof); (ii) any sale of such Securities made in reliance on Rule 144 under the Securities Act (or a successor rule) ("Rule 144") may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such Securities without registration under the Securities Act under circumstances in which the seller may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder in order for such resale to be allowed, (iii) the Company is under no obligation to register such Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case, other than pursuant to this Agreement or the Registration Rights Agreement) and (iv) the Company has agreed to register the shares of Preferred Stock as provided in the Registration Rights Agreement.

2.7  Legends. Purchaser understands that, subject to ARTICLE V hereof, the certificates for the Warrants and, until such time as the Conversion Shares and Warrant Shares have been registered under the Securities Act as contemplated by the Registration Rights Agreement or otherwise may be sold by Purchaser pursuant to Rule 144 (subject to and in accordance with the procedures specified in ARTICLE V hereof), the certificates for the Preferred Shares, Conversion Shares and Warrant Shares and the Warrants will bear a restrictive legend (the "Legend") in the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED OR SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS OR UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

2.8  Authorization; Enforcement. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of Purchaser and are valid and binding agreements of Purchaser enforceable in accordance with their respective terms, except to the extent that such validity or enforceability may be subject to or affected by any bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights or remedies of creditors generally, or by other equitable principles of general application.

2.9  Residency. Purchaser is a resident of the jurisdiction set forth under Purchaser's name on the signature page hereto executed by Purchaser.

2.10  SBIC Status. Purchaser is a federally licensed Small Business Investment Company under the Small Business Investment Act of 1958. As such, it is required to submit certain information from its portfolio companies and its is required that all portfolio companies sign certain representations that they will provide such information. In additional, the Small Business Administration ("SBA") examiners may require access to a portfolio company's books and records.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to each Purchaser as of the date hereof and as of the Closing that:

3.1  Organization and Qualification. Each of the Company and its subsidiaries is a corporation duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company and each of its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction where the failure so to qualify or be in good standing could reasonably be expected to have a Material Adverse Effect. "Material Adverse Effect" means any effect which, individually or in the aggregate with all other effects, reasonably would be expected to be materially adverse to the business, operations, properties, financial condition, operating results or prospects of the Company and its subsidiaries, taken as a whole on a consolidated basis or on the transactions contemplated hereby.

3.2  Authorization; Enforcement. (a) The Company has the requisite corporate power and authority to enter into and perform under the Transaction Documents, and to issue, sell and perform its obligations with respect to the Securities in accordance with the terms hereof and thereof and in accordance with the terms and conditions of the Securities; (b) the execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Preferred Shares and the Warrants, and, upon approval of the Proposal (as defined in Section 4.6), the issuance and reservation for issuance of the Warrant Shares) have been duly authorized by all necessary corporate action and, except as set forth on Schedule 3.2 hereof, no further consent or authorization of the Company, its board of directors, or its stockholders or any other Person is required with respect to any of the transactions contemplated hereby or thereby; (c)  this Agreement, the Registration Rights Agreement, the Preferred Shares, and the Warrants have been duly executed and delivered by the Company; and (d) this Agreement, the Registration Rights Agreement, the Preferred Shares, and the Warrants constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except (i) to the extent that such validity or enforceability may be subject to or affected by any bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights or remedies of creditors generally, or by other equitable principles of general application, and (ii) as rights to indemnity and contribution under the Registration Rights Agreement may be limited by federal or state securities laws. "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated association, corporation, entity or government (whether federal, state, county, city or otherwise, including, without limitation, any instrumentality, division, agency or department thereof).

3.3  Capitalization. The capitalization of the Company as of March 31, 2005, including the authorized capital stock, the number of shares issued and outstanding, the number of shares reserved for issuance pursuant to the Company's stock option plans, the number of shares reserved for issuance pursuant to securities (other than the Warrants) exercisable for, or convertible into or exchangeable for, any shares of Preferred Stock and the number of shares to be reserved for issuance upon exercise of the Warrants is set forth on Schedule 3.3 hereof. All of such outstanding shares of capital stock have been, or upon issuance will be, validly issued, fully paid and nonassessable. No shares of capital stock of the Company (including the Preferred Shares and the Warrant Shares) are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances. Except as disclosed in Schedule 3.3 hereof, as of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries, (ii) issuance of the Securities will not trigger antidilution rights for any other outstanding or authorized securities of the Company, and (iii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of its or their securities under the Securities Act (except the Registration Rights Agreement). The Company has made available to Purchaser true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof ("Certificate of Incorporation"), and the Company's By-laws as in effect on the date hereof (the "By-laws"). The Company has set forth on Schedule 3.3 hereof all instruments and agreements (other than the Certificate of Incorporation and By-laws) governing securities convertible into or exercisable or exchangeable for Preferred Stock of the Company (and the Company shall provide to Purchaser copies thereof upon the request of Purchaser).

3.4  Issuance of Shares. The Preferred Shares are duly authorized and reserved for issuance. The Company has currently 8,739,950 shares of Common Stock duly authorized and reserved for issuance pursuant to the conversion of the Preferred Shares and the exercise of the Warrants. Such shares, as well as any additional shares of Common Stock subsequently authorized by the Company's stockholders and Board of Directors for issuance pursuant to the conversion of the Preferred Shares, and, in the case of the Warrant Shares, upon the exercise of the Warrants in accordance with the terms thereof, as applicable, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances imposed or suffered by the Company and will not be subject to preemptive rights or other similar rights of stockholders of the Company. The Preferred Shares and Warrants are duly authorized and validly issued, fully paid and nonassessable, and free from all liens, claims and encumbrances imposed or suffered by the Company and are not and will not be subject to preemptive rights or other similar rights of stockholders of the Company.

3.5  No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company, and the consummation by the Company of transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance, as applicable, of the Securities) do not and will not (a) result in a violation of the Certificate of Incorporation or By-laws or (b) conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws) applicable to the Company or any of its subsidiaries, or by which any property or asset of the Company or any of its subsidiaries, is bound or affected (except for such possible conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). Neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation or other organizational documents. Neither the Company nor any of its subsidiaries, is in default (and no event has occurred which has not been waived which, with notice or lapse of time or both, could reasonably be expected to put the Company or any of its subsidiaries in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, except for possible violations, defaults or rights as would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and its subsidiaries are not being conducted, and shall not be conducted so long as a Purchaser owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity, except for possible violations the sanctions for which either individually or in the aggregate would not have a Material Adverse Effect. Except as (A) such as may be required under the Securities Act in connection with the performance of the Company's obligations under the Registration Rights Agreement, (B) filing of a Form D with the SEC, and (C) compliance with the state securities or Blue Sky laws of applicable jurisdictions, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement or the Registration Rights Agreement or to perform its obligations in accordance with the terms hereof or thereof.

3.6  Consents. Except for approval of the Proposal by its stockholders as contemplated in Section 4.6, the execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Securities require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than (i) filings that have been made pursuant to applicable state securities laws, and (ii) post-sale filings pursuant to applicable state and federal securities laws. Subject to the accuracy of the representations and warranties of each Purchaser set forth in ARTICLE II hereof, the Company has taken all action necessary to exempt (i) the issuance and sale of the Preferred Shares, (ii) the issuance of the Conversion Shares upon the due conversion of the Preferred Shares, (iii) the issuance of the Warrants, and (iv) the issuance of the Warrant Shares upon due conversion of the Warrants, from the provisions of any stockholder rights plan or other “poison pill” arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties may be subject and any provision of the Company’s Certificate of Incorporation or By-laws that is or could reasonably be expected to become applicable to the Purchasers as a result of the transactions contemplated hereby, including without limitation, the issuance of the Securities and the ownership, disposition or voting of the Securities by the Purchasers or the exercise of any right granted to the Purchaser pursuant to this Agreement or the other Transaction Documents.

3.7  SEC Documents; Financial Statements. Since December 31, 2004, the Company has timely filed the SEC Documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company has made available to each Purchaser true and complete copies of the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents which is required to be updated or amended under applicable law has not been so updated or amended. The consolidated financial statements of the Company included in the SEC Documents have been prepared in accordance with U.S. generally accepted accounting principles, consistently applied, and the rules and regulations of the SEC during the periods involved (except (i) as may be otherwise indicated in such consolidated financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they do not include footnotes or are condensed or summary statements) and present accurately and completely the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in a manner clearly evident to a sophisticated institutional investor in the consolidated financial statements or the notes thereto of the Company included in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business consistent with past practice subsequent to the date of such financial statements and (ii) obligations under contracts and commitments incurred in the ordinary course of business consistent with past practice and not required under generally accepted accounting principles to be reflected in such financial statements. To the extent required by the rules of the SEC applicable thereto, the SEC Documents contain a complete and accurate list of all material undischarged written or oral contracts, agreements, leases or other instruments to which the Company or any subsidiary is a party or by which the Company or any subsidiary is bound or to which any of the properties or assets of the Company or any subsidiary is subject (each a "Contract"). None of the Company, its subsidiaries or, to the Company's Knowledge, any of the other parties thereto, is in breach or violation of any Contract, which breach or violation would have a Material Adverse Effect. No event, occurrence or condition exists which, with the lapse of time, the giving of notice, or both, could become a default by the Company or its subsidiaries thereunder which could reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement, "Company's Knowledge" means the actual knowledge of the executive officers (as defined in Rule 405 under the Securities Act) of the Company, after due inquiry.

3.8  Absence of Certain Changes. Since December 31, 2004, there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, results of operations or prospects of the Company, or clearly evident to a sophisticated institutional investor from the SEC Documents, including, without limitation:

(i)  any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004, except for changes in the ordinary course of business which have not and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate;

(ii)  any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;

(iii)  any material damage, destruction or loss, whether or not covered by insurance to any assets or properties of the Company or its subsidiaries;

(iv)  any waiver, not in the ordinary course of business, by the Company or any subsidiary of a material right or of a material debt owed to it;

(v)  any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or a subsidiary, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company and its subsidiaries taken as a whole (as such business is presently conducted and as it is proposed to be conducted);

(vi)  any change or amendment to the Company's Certificate of Incorporation or By-laws, or material change to any material contract or arrangement by which the Company or any subsidiary is bound or to which any of their respective assets or properties is subject;

(vii)  any material labor difficulties or labor union organizing activities with respect to employees of the Company or any subsidiary;

(viii)  any material transaction entered into by the Company or a subsidiary other than in the ordinary course of business;

(ix)  the loss of the services of any key employee, or material change in the composition or duties of the senior management of the Company or any subsidiary;

(x)  the loss or threatened loss of any customer which has had or could reasonably be expected to have a Material Adverse Effect; or

(xi)  any other event or condition of any character that has had or could reasonably be expected to have a Material Adverse Effect.

3.9  Absence of Litigation. Except as disclosed in Schedule 3.9, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, or self-regulatory organization or body pending or, to the Company's Knowledge or any of its subsidiaries, threatened against or affecting the Company, any of its subsidiaries, or any of their respective directors or officers in their capacities as such. There are no facts known to the Company which, if known by a potential claimant or governmental authority, could reasonably be expected to give rise to a claim or proceeding which, if asserted or conducted with results unfavorable to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect.

3.10  Tax Matters. Except as described in Schedule 3.10, the Company and each subsidiary has timely prepared and filed all tax returns required to have been filed by the Company or such subsidiary with all appropriate governmental agencies and timely paid all taxes shown thereon or otherwise owed by it. The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company or any subsidiary nor, to the Company's Knowledge, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment which is not material to the Company and its subsidiaries, taken as a whole. All taxes and other assessments and levies that the Company or any subsidiary is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due. There are no tax liens or claims pending or, to the Company's Knowledge, threatened against the Company or any subsidiary or any of their respective assets or property. Except as described on Schedule 3.10, there are no outstanding tax sharing agreements or other such arrangements between the Company and any subsidiary or other corporation or entity.

3.11  Transactions with Affiliates. Except as disclosed in the SEC Documents, none of the officers or directors of the Company and, to the Company's Knowledge, none of the employees of the Company is presently a party to any transaction with the Company or any subsidiary (other than as holders of stock options and/or warrants, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company's Knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

3.12  Internal Controls. The Company and the subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any difference. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the Exchange Act. The Company's officers certified to the Company's internal controls as of the filing of the Company's Form 10-K for the period ending December 31, 2004 and since that date, that there have been no significant changes in the Company's internal controls (as such term is defined in Section 307(b) of Regulation S-K) or, to the Company's Knowledge, any other facts that would significantly affect the Company's internal controls. The Company is not required at this date to certify its internal controls under Section 404 of the Sarbanes-Oxley Act of 2002 and has not taken any steps necessary to evaluate its internal controls to determine whether it will be able to take such a certification.

3.13  Disclosure. No information relating to or concerning the Company set forth in this Agreement contains an untrue statement of a material fact. No information relating to or concerning the Company set forth in any of the SEC Documents contains a statement of material fact that was untrue as of the date such SEC Document was filed with the SEC. The Company has not omitted to state a material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. Except for the execution and performance of this Agreement, no material fact (within the meaning of the federal securities laws of the United States and of applicable state securities laws) exists with respect to the Company which has not been publicly disclosed.

3.14  Acknowledgment Regarding Purchaser's Purchase of the Securities. The Company acknowledges and agrees that Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement or the transactions contemplated hereby, that this Agreement and the transaction contemplated hereby, and the relationship between each Purchaser and the Company, are "arms-length," and that any statement made by Purchaser (except as set forth in ARTICLE II), or any of its representatives or agents, in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation, is merely incidental to Purchaser's purchase of the Securities and has not been relied upon as such in any way by the Company, its officers or directors. The Company further represents to Purchaser that the Company's decision to enter into this Agreement and the transactions contemplated hereby have been based solely on an independent evaluation by the Company and its representatives.

3.15  S-3 Registration. The Company is not currently eligible to register the resale by Purchaser of the Warrant Shares and to register the Conversion Shares on a registration statement on Form S-3 under the Securities Act because the Company's shares of Common Stock must be listed on a national exchange or Nasdaq. However, the Company will use its commercially reasonable best efforts to become eligible to register the Warrant Shares and the Conversion Shares on a Form S-2 after the Closing.

3.16  No General Solicitation. Neither the Company nor any distributor participating on the Company's behalf in the transactions contemplated hereby (if any) nor any person acting for the Company, or any such distributor, has conducted any "general solicitation," as described in Rule 502(c) under Regulation D, with respect to any of the Securities being offered hereby.

3.17  No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would prevent the parties hereto from consummating the transactions contemplated hereby pursuant to an exemption from the registration under the Securities Act pursuant to the provisions of Regulation D. The transactions contemplated hereby are exempt from the registration requirements of the Securities Act, assuming the accuracy of the representations and warranties herein contained of each Purchaser.

3.18  No Brokers. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by Purchaser relating to this Agreement or the transactions contemplated hereby.

3.19  Intellectual Property.

(i)  To the Company's Knowledge, all Intellectual Property of the Company and its subsidiaries is currently in compliance with all legal requirements (including timely filings, proofs and payments of fees) and is valid and enforceable, except where the failure to be in compliance or to be valid and enforceable has not and could not reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries taken as a whole. No Intellectual Property of the Company or its subsidiaries which is necessary for the conduct of Company's and each of its subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted has been or is now involved in any cancellation, dispute or litigation, and, to the Company's Knowledge, no such action is threatened. No patent of the Company or its subsidiaries has been or is now involved in any interference, reissue, re-examination or opposition proceeding. "Intellectual Property" means all of the following: (a) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (b) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (c) copyrights and copyrightable works; (d) registrations, applications and renewals for any of the foregoing; and (e) proprietary computer software (including but not limited to data, data bases and documentation).

(ii)  All of the licenses and sublicenses and consent, royalty or other agreements concerning Intellectual Property which are necessary for the conduct of the Company's and each of its subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted to which the Company or any subsidiary is a party or by which any of their assets are bound (other than generally commercially available, non custom, off the shelf software application programs having a retail acquisition price of less than $10,000 per license) (collectively, "License Agreements") are valid and binding obligations of the Company or its subsidiaries that are parties thereto and, to the Company's Knowledge, the other parties thereto, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally, and there exists no event or condition which will result in a material violation or breach of or constitute (with or without due notice or lapse of time or both) a default by the Company or any of its subsidiaries under any such License Agreement.

(iii)  The Company and its subsidiaries own or have the valid right to use all of the Intellectual Property that is necessary for the conduct of the Company's and each of its subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted and for the ownership, maintenance and operation of the Company's and its subsidiaries' properties and assets, free and clear of all liens, encumbrances, adverse claims or obligations to license all such owned Intellectual Property, other than licenses entered into in the ordinary course of the Company's and its subsidiaries' businesses. The Company and its subsidiaries have a valid and enforceable right to use all third party Intellectual Property and confidential information used or held for use in the respective businesses of the Company and its subsidiaries.

(iv)  To the Company's Knowledge, the conduct of the Company's and its subsidiaries' businesses as currently conducted does not infringe or otherwise impair or conflict with (collectively, "Infringe") any Intellectual Property rights of any third party or any confidentiality obligation owed to a third party, and, to the Company's Knowledge, the Intellectual Property and confidential information of the Company and its subsidiaries which are necessary for the conduct of Company's and each of its subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted are not being Infringed by any third party. There is no litigation or order pending or outstanding or, to the Company's Knowledge, threatened or imminent, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any Intellectual Property or confidential information of the Company and its subsidiaries and the Company's and its subsidiaries' use of any Intellectual Property or confidential information owned by a third party, and, to the Company's Knowledge, there is no valid basis for the same.

(v)  The consummation of the transactions contemplated hereby will not result in the alteration, loss, impairment of or restriction on the Company's or any of its subsidiaries' ownership or right to use any of the Intellectual Property or confidential information which is necessary for the conduct of Company's and each of its subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted.

(vi)  The Company and its subsidiaries have taken reasonable steps to protect the Company's and its subsidiaries' rights in their Intellectual Property. Each employee, consultant and contractor who has had access to confidential information which is necessary for the conduct of Company's and each of its subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted has executed an agreement to maintain the confidentiality of such confidential information and has executed appropriate agreements that are substantially consistent with the Company's standard forms thereof. Except under confidentiality obligations, there has been no material disclosure of any of the Company's or its subsidiaries' confidential information to any third party.

3.20  Environmental Matters. Neither the Company nor any subsidiary is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "Environmental Laws"), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws; and there is no pending or, to the Company's Knowledge, threatened investigation that might lead to such a claim.

3.21  Certificates, Authorities and Permits. The Company and each subsidiary possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or such subsidiary, could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

3.22  Key Employees. No Key Employee, to the Company's Knowledge, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each Key Employee does not subject the Company or any of its subsidiaries to any liability with respect to any of the foregoing matters. No Key Employee has, to the Company's Knowledge, any intention to terminate his employment with, or services to, the Company or any of its subsidiaries. "Key Employee" means each of Gary S. Kledzik, Chairman of the Board and Chief Executive Officer, and David E. Mai, President.

3.23  Labor Matters.

(i)  Except as set forth on Schedule 3.23, the Company is not a party to or bound by any collective bargaining agreements or other agreements with labor organizations. The Company has not violated in any material respect any laws, regulations, orders or contract terms, affecting the collective bargaining rights of employees, labor organizations or any laws, regulations or orders affecting employment discrimination, equal opportunity employment, or employees' health, safety, welfare, wages and hours.

(ii)  (A) There are no labor disputes existing, or to the Company's Knowledge, threatened, involving strikes, slow-downs, work stoppages, job actions, disputes, lockouts or any other disruptions of or by the Company's employees, (B) there are no unfair labor practices or petitions for election pending or, to the Company's Knowledge, threatened before the National Labor Relations Board or any other federal, state or local labor commission relating to the Company's employees, (C) no demand for recognition or certification heretofore made by any labor organization or group of employees is pending with respect to the Company and (D) to the Company's Knowledge, the Company enjoys good labor and employee relations with its employees and labor organizations.

(iii)  To the Company's Knowledge, the Company is, and at all times has been, in full compliance in all material respects with all applicable laws respecting employment (including laws relating to classification of employees and independent contractors) and employment practices, terms and conditions of employment, wages and hours, and immigration and naturalization. There are no claims pending against the Company before the Equal Employment Opportunity Commission or any other administrative body or in any court asserting any violation of Title VII of the Civil Rights Act of 1964, the Age Discrimination Act of 1967, 42 U.S.C. §§ 1981 or 1983 or any other federal, state or local law, statute or ordinance barring discrimination in employment.

(iv)  The Company is not a party to, or bound by, any employment or other contract or agreement that contains any severance, termination pay or change of control liability or obligation, including, without limitation, any "excess parachute payment," as defined in Section 2806(b) of the Internal Revenue Code.

ARTICLE IV

COVENANTS

4.1  Reasonable Efforts. The parties shall use their commercially reasonable efforts to timely satisfy each of the conditions described in ARTICLES VI and VII of this Agreement and to seek its Board of Directors' approval of this Agreement.

4.2  Securities Laws; Disclosure; Press Release. The Company agrees to file a Form D with respect to the Securities with the SEC as required under Regulation D and to provide a copy thereof to each Purchaser within fifteen (15) days after the date of Closing. The Company shall, on or prior to the date of Closing, take such action as is necessary to sell the Securities to each Purchaser under applicable securities laws of the states of the United States, and shall provide evidence of any such action so taken to each Purchaser on or prior to the date of the Closing. The Company agrees to file a Form 8-K disclosing this Agreement and the transactions contemplated hereby with the SEC within four (4) business days following the date of Closing. The Company and each Purchaser shall consult with each other in connection with the Form 8-K disclosing this Agreement and the transactions contemplated hereby, and in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.

4.3  Reporting Status. So long as any Purchaser beneficially owns any of the Securities, the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

4.4  Reservation of Common Stock. The Company has currently 8,739,950 shares of Common Stock duly authorized and reserved for issuance pursuant to the conversion of the Preferred Shares and the exercise of the Warrants. Such shares, as well as any additional shares of Common Stock subsequently authorized by the Company's stockholders and Board of Directors for issuance pursuant to the conversion of the Preferred Shares, and, in the case of the Warrant Shares, upon the exercise of the Warrants in accordance with the terms thereof, as applicable, shall be reserved by the Company, and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Conversion Shares, upon approval of the Proposal, the Warrant Shares pursuant to any exercise of the Warrants.

4.5  Listing of Common Stock. The Company hereby agrees to use commercially reasonable efforts to maintain the listing of the Common Stock. The Company further agrees, if, following the effective date of a registration statement covering the Conversion Shares or the Warrant Shares, the Company applies to have the Common Stock traded on any other trading market, it will include in such application all of the Conversion Shares and Warrant Shares, and will take such other action as is reasonably necessary to cause all of the Conversion Shares and Warrant Shares to be listed on such other trading market as promptly as possible. The Company will take all action reasonably necessary to continue the listing and trading of its Common Stock on a trading market and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the trading market.

4.6  Proxy Statement; Stockholders Meeting.

(i)  Promptly following the execution and delivery of this Agreement the Company shall take all action necessary to call a meeting of its stockholders (the "Stockholders Meeting"), which shall occur promptly following the Company’s next annual stockholders meeting scheduled for June 23, 2005, but not later than September 30, 2005 (the "Stockholders Meeting Deadline"), for the purpose of seeking approval of the Company's stockholders to certain actions including, without limitation, the amendment to the Company’s Certificate of Incorporation to increase the authorized number of shares of Common Stock to not less than 100,000,000 (the “Proposal”). In connection therewith, the Company will promptly prepare and file with the SEC proxy materials (including a proxy statement and form of proxy) for use at the Stockholders Meeting and, after receiving and promptly responding to any comments of the SEC thereon, shall promptly mail such proxy materials to the stockholders of the Company. Each Purchaser shall promptly furnish in writing to the Company such information relating to such Purchaser and its investment in the Company as the Company may reasonably request for inclusion in the Proxy Statement. The Company will comply with Section 14(a) of the Exchange Act and the rules promulgated thereunder in relation to any proxy statement (as amended or supplemented, the "Proxy Statement") and any form of proxy to be sent to the stockholders of the Company in connection with the Stockholders Meeting, and the Proxy Statement shall not, on the date that the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies or the Stockholders Meeting which has become false or misleading. If the Company should discover at any time prior to the Stockholders Meeting, any event relating to the Company or any of its Subsidiaries or any of their respective affiliates, officers or directors that is required to be set forth in a supplement or amendment to the Proxy Statement, in addition to the Company's obligations under the Exchange Act, the Company will promptly inform the Purchasers thereof.

(ii)  Subject to their fiduciary obligations under applicable law (as determined in good faith by the Company's Board of Directors after consultation with the Company's outside counsel), the Company's Board of Directors shall recommend to the Company's stockholders (and, subject to their fiduciary obligations, not revoke or amend such recommendation) that the stockholders vote in favor of the Proposal and shall cause the Company to take all commercially reasonable action to solicit the approval of the stockholders for the Proposal. Whether or not the Company's Board of Directors determines at any time after the date hereof that, due to its fiduciary duties, it must revoke or amend its recommendation to the Company's stockholders, the Company shall be required to, and will take, in accordance with applicable law and its Certificate of Incorporation and By-laws, all action necessary to convene the Stockholders Meeting as promptly as practicable, but no later than the Stockholders Meeting Deadline, to consider and vote upon the approval of the Proposal.

4.7  Right of First Refusal on Future Financings. From the date hereof until one year after the Closing Date, upon any financing by the Company of its Common Stock or Common Stock Equivalents (a "Subsequent Financing"), each Purchaser shall have the right to participate in up to 50% of such Subsequent Financing. At least five (5) business days prior to the closing of the Subsequent Financing, the Company shall deliver to each Purchaser a written notice of its intention to effect a Subsequent Financing ("Pre-Notice"), which Pre-Notice shall ask such Purchaser if it wants to review the details of such financing (such additional notice, a "Subsequent Financing Notice"). Upon the request of a Purchaser, and only upon a request by such Purchaser, for a Subsequent Financing Notice, the Company shall promptly, but no later than one business day after such request, deliver a Subsequent Financing Notice to such Purchaser. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder, the Person with whom such Subsequent Financing is proposed to be effected, and attached to which shall be a term sheet or similar document relating thereto. Each Purchaser shall notify the Company by 6:30 p.m. (New York City time) on the fifth (5th) business day after their receipt of the Subsequent Financing Notice of its willingness to provide the Subsequent Financing on the terms described in the Subsequent Financing Notice, subject to completion of mutually acceptable documentation. If one or more Purchasers shall fail to so notify the Company of their willingness to participate in the Subsequent Financing, the Purchasers agreeing to participate in the Subsequent Financing (the "Participating Purchasers") shall have the right to provide all of the Subsequent Financing. If one or more Purchasers fail to notify the Company of their willingness to provide all of the Subsequent Financing and the Participating Purchasers do not agree to provide all of the Subsequent Financing, the Company may effect the remaining portion of such Subsequent Financing on the terms and to the Persons set forth in the Subsequent Financing Notice; provided that the Company must provide the Purchasers with a second Subsequent Financing Notice, and the Purchasers will again have the right of first refusal set forth above in this Section 4.7, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within 60 business days after the date of the initial Subsequent Financing Notice with the Person identified in the Subsequent Financing Notice. In the event the Company receives responses to Subsequent Financing Notices from Purchasers seeking to purchase more than the financing sought by the Company in the Subsequent Financing such Purchasers shall have the right to purchase their Pro Rata Portion (as defined below) of the Common Stock or Common Stock Equivalents to be issued in such Subsequent Financing. "Pro Rata Portion" is the ratio of (x) the amount invested by such Purchaser pursuant to this Agreement (the "Subscription Amount") and (y) the aggregate sum of all of the Subscription Amounts. Notwithstanding the foregoing, this Section 4.7 shall not apply in respect of the issuance of (a) shares of Common Stock or options to employees, consultants, officers or directors of the Company pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise of or conversion of any convertible securities, options or warrants issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement and (c) securities to a strategic partner in a transaction, the primary purpose of which is not the raising of capital and (d) securities to a lender in connection with the provision of credit to the Company. "Common Stock Equivalents" means any securities of the Company or its subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

4.8  Information. The Company agrees to make available the following reports to each Purchaser until such Purchaser transfers, assigns or sells all of its Securities in transactions in which the transferee is (unless such transferee is an affiliate of the Company) not subject to securities law resale restrictions: (a) within three (3) business days after the filing with the SEC, a copy of its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, any proxy statements and any Current Reports on Form 8-K; and (b) within one (1) business day after release, copies of all press releases issued by the Company or any of its subsidiaries. The Company further agrees to promptly provide to any Purchaser any information with respect to the Company, its properties, or its business or Purchaser's investment as such Purchaser may reasonably request; provided, however, that the Company shall not be required to give any Purchaser any material nonpublic information. If any information requested by a Purchaser from the Company contains material nonpublic information, the Company shall inform the Purchaser in writing that the information requested contains material nonpublic information and shall in no event provide such information to Purchaser without the express written consent of such Purchaser after being so informed.

4.9  Conversion Limit. In no event shall any Purchaser have the right (i) to convert Preferred Shares or the Warrant Shares, or (ii) to vote the Preferred Shares, Conversion Shares, or Warrant Shares, to the extent that such right to convert Preferred Shares or the Warrant Shares, or to vote the Preferred Shares, Conversion Shares or Warrant Shares, would result in the Purchaser and its affiliates together beneficially owning more than 4.95% of the outstanding shares of Common Stock. For purposes of this subparagraph, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act, and Regulation 13D-G thereunder. The restriction contained in this Section 4.9 may not be altered, amended, deleted or changed in any manner whatsoever unless the holders of a majority of the outstanding shares of Common Stock and the Purchaser shall approve, in writing, such alteration, amendment, deletion or change.

4.10  Corporate Existence. So long as any Purchaser beneficially owns any Securities, the Company shall maintain its corporate existence, except in the event of a merger, consolidation or sale of all or substantially all of the Company's assets, as long as the surviving or successor entity in such transaction assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith.

4.11  Hedging Transactions. No Purchaser has an existing short position with respect to the Company’s common stock (the “Common Shares”). Each Purchaser agrees not to, directly or indirectly, enter into any short sales with respect to the Common Shares prior to the date on which such Purchaser is entitled to sell, transfer the number of shares of Preferred Stock as to which such Purchaser proposes to establish a short position. This Section 4.11 shall not prohibit Purchaser from at any time entering into options contracts with respect to the Common Shares, including puts and calls including delivering Preferred Stock in satisfaction of any exercised options.

4.12  Use of Proceeds. The Company will use the proceeds of the sale of the Securities for working capital needs consistent with financial budgets approved from time to time by the Company's Board of Directors.

ARTICLE V

LEGEND REMOVAL, TRANSFER, CERTAIN SALES, ADDITIONAL SHARES

5.1  Removal of Legend. The Legend shall be removed and the Company shall issue a certificate without such Legend to the holder of any Security upon which it is stamped, and a certificate for a security shall be originally issued without the Legend, if, (a) the sale of such Security is registered under the Securities Act, (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions and reasonably satisfactory to the Company and its counsel (the reasonable cost of which shall be borne by the Company if, after one (1) year, neither an effective registration statement under the Securities Act or Rule 144 is available in connection with such sale) to the effect that a public sale or transfer of such Security may be made without registration under the Securities Act pursuant to an exemption from such registration requirements or (c) such Security can be sold pursuant to Rule 144 and the holder provides the Company with reasonable assurances that the Security can be so sold without restriction or (d) such Security can be sold pursuant to Rule 144(k). The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section. Each Purchaser agrees to sell all Securities, including those represented by a certificate(s) from which the Legend has been removed, or which were originally issued without the Legend, pursuant to an effective registration statement, in accordance with the manner of distribution described in such registration statement and to deliver a prospectus in connection with such sale, or in compliance with an exemption from the registration requirements of the Securities Act. In the event the Legend is removed from any Security or any Security is issued without the Legend and the Security is to be disposed of other than pursuant to the registration statement or pursuant to Rule 144, then prior to, and as a condition to, such disposition such Security shall be relegended as provided herein in connection with any disposition if the subsequent transfer thereof would be restricted under the Securities Act. Also, in the event the Legend is removed from any Security or any Security is issued without the Legend and thereafter the effectiveness of a registration statement covering the resale of such Security is suspended or the Company determines that a supplement or amendment thereto is required by applicable securities laws, then upon reasonable advance notice to Purchaser holding such Security, the Company may require that the Legend be placed on any such Security that cannot then be sold pursuant to an effective registration statement or Rule 144 or with respect to which the opinion referred to in clause (b) next above has not been rendered, which Legend shall be removed when such Security may be sold pursuant to an effective registration statement or Rule 144 or such holder provides the opinion with respect thereto described in clause (b) next above.

5.2  Transfer Agent Instructions. The Company agrees that following the effective date of the registration statement or at such time as such legend is no longer required under Section 5.1, it will, no later than five trading days following the delivery by a Purchaser to the Company or the Company's transfer agent of a certificate representing Conversion Shares or Warrant Shares, as the case may be, issued with a restrictive legend (such date, the "Legend Removal Date"), deliver or cause to be delivered to such Purchaser a certificate representing such Securities that is free from all restrictive and other legends, registered in the name of each Purchaser or its nominee, for the Conversion Shares, and for the Warrant Shares in such amounts determined in accordance with the terms of the Warrants. The Company covenants that no instruction other than such instructions referred to in this ARTICLE V, and stop transfer instructions to give effect to Section 2.6 hereof in the case of the Conversion Shares and Warrant Shares prior to registration of the Conversion Shares and Warrant Shares under the Securities Act, will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company. Nothing in this Section shall affect in any way each Purchaser's obligations and agreement set forth in Section 5.1 hereof to resell the Securities pursuant to an effective registration statement and to deliver a prospectus in connection with such sale or in compliance with an exemption from the registration requirements of applicable securities laws. If (a) a Purchaser provides the Company with an opinion of counsel, which opinion of counsel shall be in form, substance and scope customary for opinions of counsel in comparable transactions and reasonably satisfactory to the Company and its counsel (the reasonable cost of which shall be borne by the Company if, after one (1) year, neither an effective registration statement under the Securities Act or Rule 144 is available in connection with such sale), to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from registration or (b) a Purchaser transfers Securities to an affiliate which is an accredited investor (within the meaning of Regulation D under the Securities Act) and which delivers to the Company in written form the same representations, warranties and covenants made by Purchaser hereunder or pursuant to Rule 144, the Company shall permit the transfer, and, in the case of the Conversion Shares and Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denomination as specified by such Purchaser. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Purchaser by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this ARTICLE V will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this ARTICLE V, that a Purchaser shall be entitled, in addition to all other available remedies to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

ARTICLE VI

CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL

6.1  Conditions to the Company's Obligation to Sell. The obligation of the Company hereunder to issue and sell the Preferred Shares and Warrants to a Purchaser at the Closing is subject to the satisfaction, as of the date of the Closing and with respect to such Purchaser, of each of the following conditions thereto, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

(i)  Such Purchaser shall have executed and delivered the signature page to this Agreement and the Registration Rights Agreement;

(ii)  Such Purchaser shall have wired its Purchase Price to the account designated by the Company;

(iii)  The representations and warranties of such Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing as though made at that time (except for representations and warranties that speak as of a specific date), and such Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the applicable Purchaser at or prior to the Closing;

(iv)  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which restricts or prohibits the consummation of any of the transactions contemplated by this Agreement; and

(v)  Purchaser shall have delivered an officer's certificate, in form and substance reasonably acceptable to the Company, as to the accuracy of such Purchaser's representations and warranties pursuant to ARTICLE II.

ARTICLE VII

CONDITIONS TO EACH PURCHASER'S OBLIGATION TO PURCHASE

7.1  The obligation of each Purchaser hereunder to purchase the Preferred Shares and Warrants to be purchased by it on the date of the Closing is subject to the satisfaction of each of the following conditions, provided that these conditions are for each Purchaser's sole benefit and may be waived by such Purchaser at any time in such Purchaser's sole discretion:

(i)  The Company shall have executed and delivered the signature page to this Agreement and the Registration Rights Agreement;

(ii)  The Company shall have delivered to the Purchaser's counsel duly issued certificates for the Preferred Shares being so purchased by Purchaser and Warrants being issued to such Purchaser at the Closing;

(iii)  The Company shall have filed with the Delaware Secretary of State the Preferred Stock Certificate of Designation, attached hereto as Exhibit A;

(iv)  The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing as though made at that time and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing. Purchaser shall have received a certificate, executed by the Chief Executive Officer or Chief Financial Officer of the Company, dated as of the Closing to the foregoing effect;

(v)  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement;

(vi)  The Company shall have delivered an officer's certificate, in form and substance reasonably acceptable to the Purchaser, as to the accuracy of the Company's representations and warranties pursuant to ARTICLE III; and

(vii)  Purchaser shall have received the legal opinion from the Company's counsel in the form attached hereto as Exhibit D.

ARTICLE VIII

GOVERNING LAW; MISCELLANEOUS

8.1  Governing Law: Jurisdiction. This Agreement shall be governed by and construed in accordance with the Delaware General Corporation Law (in respect of matters of corporation law) and the laws of the State of California (in respect of all other matters) applicable to contracts made and to be performed in the State of California. The parties hereto irrevocably consent to the jurisdiction of the United States federal courts and state courts located in the County of New Castle in the State of Delaware in any suit or proceeding based on or arising under this Agreement or the transactions contemplated hereby and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. The Company and each Purchaser irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding in such forum. The Company and each Purchaser further agrees that service of process upon the Company or such Purchaser, as applicable, mailed by the first class mail in accordance with Section 8.6 shall be deemed in every respect effective service of process upon the Company or such Purchaser in any suit or proceeding arising hereunder. Nothing herein shall affect Purchaser's right to serve process in any other manner permitted by law. The parties hereto agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner. The parties hereto irrevocably waive any right to a trial by jury under applicable law.

8.2  Counterparts. This Agreement may be executed in two or more counterparts, including, without limitation, by facsimile transmission, all of which counterparts shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause additional original executed signature pages to be delivered to the other parties as soon as practicable thereafter.

8.3  Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

8.4  Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

8.5  Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the maters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived other than by an instrument in writing signed by the party to be charged with enforcement and no provision of this Agreement may be amended other than by an instrument in writing signed by the Company and each Purchaser.

8.6  Notice. Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by nationally-recognized overnight courier or by facsimile machine confirmed telecopy, and shall be deemed delivered at the time and date of receipt (which shall include telephone line facsimile transmission). The addresses for such communications shall be:

if to the Company:

Miravant Medical Technologies

336 Bollay Drive

Santa Barbara, CA 93117

Attention: Gary S. Kledzik

Facsimile: (805) 685-7981

with copy to:

Sheppard Mullin Richter & Hampton, LLP

800 Anacapa Street

Santa Barbara, CA 93101

Attention: Joseph E. Nida, Esq.

Facsimile: (805) 568-1955

If to the Purchasers:
Scorpion Capital Partners, L.P.
245 Fifth Avenue, 25th Floor
New York, New York 10016
Attention: Kevin R. McCarthy
Facsimile: (212) 213-9607

with a copy to:
Liner Yankelevitz Sunshine & Regenstreif LLP
1100 Glendon Ave., 14th Floor
Los Angeles, CA 90024-3503
Attention: David M. Tamman, Esq.
Facsimile: (310) 500-3501

Alba Ltd.
__________________________
__________________________

Alert Investments Limited
__________________________
__________________________

If to any other Purchaser, to such address set forth under such Purchaser's name on the signature page hereto executed by such Purchaser. Each party shall provide notice to the other parties of any change in address.

8.7  Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor any Purchaser shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, each Purchaser may assign its rights and obligations hereunder to any of its "affiliates," as that term is defined under the Securities Act, without the consent of the Company so long as such affiliate is an accredited investor (within the meaning of Regulation D under the Securities Act) and agrees in writing to be bound by this Agreement. This provision shall not limit each Purchaser's right to transfer the Securities pursuant to the terms of this Agreement or to assign such Purchaser's rights hereunder to any such transferee. In that regard, if Purchaser sells all or part of its Common Shares to someone that acquires the shares subject to restrictions on transferability (other than restrictions, if any, arising out of the transferee's status as an affiliate of the Company), Purchaser shall be permitted to assign its rights hereunder, in whole or in part, to such transferee.

8.8  Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

8.9  Survival; Indemnification. The representations and warranties of the Company and the agreements and covenants shall survive the closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of Purchaser. The Company agrees to indemnify and hold harmless each Purchaser and each of each Purchaser's officers, directors, employees, partners, agents and affiliates from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys' fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, "Losses") arising as a result of or related to any breach or alleged breach by the Company of any of its representations or covenants set forth herein, including advancement of expenses as they are incurred. The representations and warranties of the Purchasers shall survive the Closing hereunder and each Purchaser shall indemnify and hold harmless the Company and each of its officers, directors, employees, partners, agents and affiliates from and against any and all Losses arising as a result of the breach of such Purchaser's representations and warranties.

8.10  Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

8.11  Expenses. The Company will reimburse the Purchasers collectively for up to FIFTY THOUSAND DOLLARS ($50,000) for actual documented legal expenses, consulting expenses, due diligence expenses and travel expenses.

8.12  Remedies. No provision of this Agreement providing for any remedy to a Purchaser shall limit any remedy which would otherwise be available to such Purchaser at law or in equity. Nothing in this Agreement shall limit any rights a Purchaser may have with any applicable federal or state securities laws with respect to the investment contemplated hereby. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Purchaser. Accordingly, the Company acknowledges that the remedy at law for a material breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement, that a Purchaser shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate compliance, without the necessity of showing economic loss and without any bond or other security being required.

8.13  Final Agreement. This Agreement, when executed by the parties hereto, shall constitute the final agreement between the parties and upon such execution Purchasers and the Company accept the terms hereof and have no cause of action against each other for prior negotiations preceding the execution of this Agreement.

IN WITNESS WHEREOF, the undersigned Purchasers and the Company have caused this Agreement to be duly executed as of the date first above written.

COMPANY:

MIRAVANT MEDICAL TECHNOLOGIES:

By:

Name:	John M. Philpott

Title:	Chief Financial Officer

PURCHASERS:

SCORPION CAPITAL PARTNERS, LP:

By: SCORPION, LLC, its general partner

By:
Name: Nuno Brandolini
Title: Managing Partner

Aggregate Number of Preferred Shares:  4,000,000

Number of Warrants:    4,000,000

ALBA LTD.:

By:

Aggregate Number of Preferred Shares:  1,000,000

Number of Warrants:    1,000,000

ALERT INVESTMENTS LIMITED:

By:

Aggregate Number of Preferred Shares:  3,000,000

Number of Warrants:    3,000,000

#80039820.1 (DT) (FINAL)	--
0WEG-083556

LIST OF EXHIBITS

EXHIBIT A - CERTIFICATE OF DESIGNATION OF PREFERRED STOCK

EXHIBIT B - WARRANT

EXHIBIT C - REGISTRATION RIGHTS AGREEMENT

EXHIBIT D - LEGAL OPINION OF COMPANY'S COUNSEL

#80039820.1 (DT)	--
0WEG-083556

Exhibit A

To

Series B Preferred Stock Purchase Agreement

CERTIFICATE OF DESIGNATION OF PREFERRED STOCK

#80039820.1 (DT)	--
0WEG-083556

Exhibit B

To

Series B Preferred Stock Purchase Agreement

STOCK PURCHASE WARRANT

#80039820.1 (DT)	--
0WEG-083556

Exhibit C

To

Series B Preferred Stock Purchase Agreement

REGISTRATION RIGHTS AGREEMENT

#80039820.1 (DT)	--
0WEG-083556

Exhibit D

To

Series B Preferred Stock Purchase Agreement

LEGAL OPINION OF COMPANY'S COUNSEL

#80039820.1 (DT)	--
0WEG-083556

List of Schedules

to

Series B Preferred Stock Purchase Agreement

Schedule 1 - List of Investors

Schedule 3.2 - Authorization; Enforcement

Schedule 3.3 - Capitalization

Schedule 3.5 - Conflicts

Schedule 3.9 - Litigation

Schedule 3.10 - Tax Matters

Schedule 3.23 - Labor Matter

#80039820.1 (DT)	--
0WEG-083556

SCHEDULE 1

TO SERIES B PREFERRED STOCK PURCHASE AGREEMENT

LIST OF INVESTORS

Investor	Shares of Preferred Stock	Warrant Shares
Scorpion Capital Partners, LP	4,000,000	4,000,000
Alba Ltd.	1,000,000	1,000,000
Alert Investments Limited	3,000,000	3,000,000

#80039820.1 (DT)	--
0WEG-083556

SCHEDULE 3.2

TO

SERIES B PREFERRED STOCK PURCHASE AGREEMENT

AUTHORIZATION; ENFORCEMENT

None

#80039820.1 (DT)	--
0WEG-083556

SCHEDULE 3.3

TO

SERIES B PREFERRED STOCK PURCHASE AGREEMENT

CAPITALIZATION

AS OF DECEMBER 31, 2004

Number of Shares

Authorized Stock as:
Preferred Stock 30,000,000
Common Stock 75,000,000

Outstanding Stock:
Preferred Stock 1,112,966
Common Stock 36,718,605

Stock Options:
Issued ($2.57 avg exercise price)  5,028,254
Exercisable (vested; $2.98 avg exercise price) 3,541,652

Warrants:
Issued ($0.85 avg exercise price) 10,005,750

Other Convertible Instruments:
Reserved for Preferred Stock conversion 1,112,966

Convertible Debentures Issued 10,317,026

Note: There currently are available only 8,739,950 shares of authorized common stock.

#80039820.1 (DT)	--
0WEG-083556

SCHEDULE 3.5

TO

SERIES B PREFERRED STOCK PURCHASE AGREEMENT

CONFLICTS

None

#80039820.1 (DT)	--
0WEG-083556

SCHEDULE 3.9

TO

SERIES B PREFERRED STOCK PURCHASE AGREEMENT

LITIGATION

None

#80039820.1 (DT)	--
0WEG-083556

SCHEDULE 3.10

TO

SERIES B PREFERRED STOCK PURCHASE AGREEMENT

TAX MATTERS

•
The Company has received a preliminary report from Ernst & Young LLP, which discusses the impact of IRS Section 382, on the Company’s current Net Operating Losses (NOLs). The preliminary report states that there has been no limitations on the Company’s NOLs from equity or equity equivalent transactions through June 30, 2004. The report does not take into account this transaction and its impact on the potential NOL limitation.

•
The Company is currently in the process of analyzing the impact of withholding taxes which should have been paid on behalf of certain non-US entities in regard to the interest payments made to those entities. The Company does not currently have an estimate on the amount to be withheld.

•

#80039820.1 (DT)	--
0WEG-083556

SCHEDULE 3.23

TO

SERIES B PREFERRED STOCK PURCHASE AGREEMENT

LABOR MATTERS

The Company currently has employment agreements with Dr. Gary S. Kledzik, Chief Executive Officer, David E. Mai, President, John M. Philpott Chief Financial Officer and Glenn A. Wilson, Senior Vice-President Pharmaceutical Development. Each agreement contains severance payments upon termination by the Company as described in the Company’s Proxy Statement.